--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                  FORM 8-K/A
                                AMENDMENT NO. 1

                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) July 12, 1997


                            PATTERSON ENERGY, INC.
            (Exact name of registrant as specified in its charter)


         DELAWARE                   0-22664                      75-2504748

(State or other jurisdiction      (Commission                 (I.R.S. Employer
     of incorporation)            File Number)               Identification No.)



               P.O. BOX 1416, 4510 LAMESA HIGHWAY, SNYDER, TEXAS       79550
                   (Address of principal executive offices)          (Zip Code)


                                (915) 573-1104
              Registrant's telephone number, including area code


                                   No Change
         (Former name or former address, if changed since last report.)

--------------------------------------------------------------------------------

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

    (a)   Financial statements of business acquired.


                           WES-TEX DRILLING COMPANY


                             FINANCIAL STATEMENTS

                             AND AUDITOR'S REPORT


                                  YEARS ENDED

                       DECEMBER 31, 1996, 1995 AND 1994

                            WES-TEX DRILLING COMPANY

                                    CONTENTS



                                                                           Page
                                                                           ----
Independent Auditor's Report                                                4

Financial Statements:

    Statements of Assets Acquired                                           6

    Statements of Direct Drilling Revenue
            and Direct Operating Expenses                                   7

    Notes to Financial Statements                                           8

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors of
WES-TEX Drilling Company:

We have audited the accompanying statements of assets acquired of WES-TEX Drilling Company as of December 31, 1996 and 1995, and the related statements of direct drilling revenue and direct operating expenses for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets acquired of WES-TEX Drilling Company as of December 31, 1996 and 1995, and its direct drilling revenue and direct operating expenses for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.





                                        /s/ DAVIS, KINARD & CO., P. C.

Abilene, Texas,
July 7, 1997

                        INDEPENDENT ACCOUNTANT'S REPORT

To the Board of Directors of
WES-TEX Drilling Company:

We have reviewed the accompanying statements of assets acquired of WES-TEX Drilling Company as of March 31, 1997 and the related statements of direct drilling revenue and direct operating expenses for the three months ended March 31, 1997 and 1996. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with generally accepted accounting principles.




                                        /s/ DAVIS, KINARD & CO., P.C.

Abilene, Texas,
July 7, 1997

                            WES-TEX DRILLING COMPANY

                         STATEMENTS OF ASSETS ACQUIRED

                 DECEMBER 31, 1996 AND 1995 AND MARCH 31, 1997



                                                (UNAUDITED)
                                                  MARCH 31,                    DECEMBER 31,
                                                ------------        -------------------------------
                                                    1997               1996                1995
                                                ------------        -----------         -----------

Inventory                                       $   157,473         $   244,891         $   454,426

PROPERTY AND EQUIPMENT:
            Land                                    108,703             108,703             108,703
            Drilling equipment                   19,337,554          18,683,997          18,038,841
            Radio equipment                         178,662             178,662             177,230
            Shop building and equipment             438,956             438,956             414,480
            Sonora yard                              20,849              20,849              20,849
            Transportation equipment              2,021,285           1,974,982           1,909,865
                                                -----------         -----------         -----------

Total                                            22,106,009          21,406,149          20,669,968

Less:  Accumulated depreciation                  17,726,968          17,427,031          16,586,491
                                                -----------         -----------         -----------

            Property and equipment, net           4,379,041           3,979,118           4,083,477
                                                -----------         -----------         -----------

Total assets acquired                           $ 4,536,514         $ 4,224,009         $ 4,537,903
                                                ===========         ===========         ===========


















The accompanying notes are an integral
part of this statement.

                           WES-TEX DRILLING COMPANY

                   STATEMENTS OF DIRECT DRILLING REVENUE AND
                           DIRECT OPERATING EXPENSES

                 YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                AND THREE MONTHS ENDED MARCH 31, 1997 AND 1996


                                                     (UNAUDITED)
                                             ---------------------------
                                                       MARCH 31,                             DECEMBER 31,
                                             ---------------------------     -------------------------------------------
                                                1997            1996            1996            1995            1994
                                                ----            ----            ----            ----            ----
DIRECT DRILLING REVENUE:
   Drilling operations                       $11,792,551     $10,794,845     $47,010,631     $45,375,527     $43,048,358
   Subcontract drilling operations                                                               125,650
                                             -----------     -----------     -----------     -----------     -----------
         Total direct drilling revenue       $11,792,551     $10,794,845     $47,010,631     $45,501,177     $43,048,358
                                             -----------     -----------     -----------     -----------     -----------
DIRECT OPERATING EXPENSES:
   Direct drilling costs                      10,091,003       9,911,249      40,408,689      40,232,915      36,117,629
   Subcontract drilling costs                                                                    125,650
   Depreciation                                  345,833         397,046       1,588,186       1,561,519       1,528,747
   Allocated general and administrative          663,780         606,204       2,337,327       2,552,504       2,726,979
                                             -----------     -----------     -----------     -----------     -----------
         Total direct operating expenses      11,100,616      10,914,499      44,334,202      44,472,588      40,373,355
                                             -----------     -----------     -----------     -----------     -----------
EXCESS (DEFICIT) OF DIRECT DRILLING
   REVENUE OVER DIRECT
   OPERATING EXPENSES                        $   691,935     $  (119,654)    $ 2,676,429     $ 1,028,589     $ 2,675,003
                                             ===========     ===========     ===========     ===========     ===========




The accompanying notes are an integral
part of this statement.

                            WES-TEX DRILLING COMPANY

                         NOTES TO FINANCIAL STATEMENTS



Note 1:  BASIS OF PRESENTATION

         On June 4, 1997, Patterson Energy, Inc. (Patterson) entered into an agreement in principle to acquire from WES-TEX Drilling Company (Company) all of its drilling assets in exchange for 283,000 shares of Patterson common stock, $25,000,000 cash consideration, and stock warrants to purchase 200,000 shares of Patterson common stock for $32.00 per share. Patterson did not assume any of the Company's liabilities. On June 12, 1997 Patterson and the Company entered into a definitive purchase agreement which specified the terms regarding the transfer of the consideration.

         The accompanying statements of direct drilling revenue and direct operating expenses only includes revenue and expenses directly associated with drilling operations and the general and administrative expenses allocated to drilling activities. All of the Company's general and administrative expenses have been subject to allocation. General and administrative expenses have been allocated based on revenues from drilling operations and oil and gas production activities. Management believes that this is a reasonable basis to allocate general and administrative expenses and this method is consistent with historical financial statement presentations. Investment income, interest expense and provision for income taxes, as well as, revenues and expenses related to oil and gas exploration and production have been excluded from the presentation.

         Historical financial information reflecting financial position, results of operations, and cash flows of the Company is not presented because the acquisition cost was assigned to the assets acquired, covenants not to compete and goodwill. Accordingly, the historical statements of assets acquired and direct drilling revenues and direct operating expenses have been presented in lieu of the financial statements required under Rule 3-05 of Securities and Exchange Commission Regulation S-X.

         The financial statements as of March 31, 1997 and for each of the three months ended March 31, 1997 and 1996 have been prepared by management of the Company, without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information not misleading. These financial statements should be read in conjunction with the audited December 31, 1994, 1995 and 1996 financial statements. In the opinion of management, all adjustments considered necessary for presentation have been included.


         The results of operations for the three months ended March 31, 1997 are not necessarily indicative of the results to be expected for the full year.

         Summarized below are the accounting policies utilized in preparing the financial statements presented.

         Operations

         The Company is engaged in onshore contract drilling of oil and gas wells and the development, exploration, acquisition and production of oil and natural gas. Drilling services are provided to major oil and gas companies and independent producers in the West Texas area. This financial presentation only includes the assets acquired by Patterson and the related direct drilling revenue, direct drilling expenses and allocated general and administrative expenses. All of the activity related to the development, exploration, acquisition and production of oil and natural gas, general and administrative expenses allocated to other operations, other income and expense, including interest and income taxes have been excluded from the presentation.

         Subsidiaries

         The accompanying financial statements include only the accounts of the Company. WES-TEX Supply Company (WTS) which sells oil field supplies and Aztec Salvage Company (Aztec) are wholly-owned subsidiaries, however, they have been excluded from the financial presentation since WTS sells solely to the Company at cost and Aztec's only activity is to hold investments.

         Contracts in Progress and Customer Prepayments

         Drilling operations are accounted for on a completed contract basis such that revenue and expense is not recognized until the wells are completed. Costs incurred at year end on uncompleted drilling contracts are deferred and any customer advance payments or billings related to uncompleted drilling contracts are also deferred until the drilling contract has been completed. Provisions for losses are made on incomplete contracts when significant losses are anticipated.

                            WES-TEX DRILLING COMPANY

                         NOTES TO FINANCIAL STATEMENTS



Note 1:  BASIS OF PRESENTATION - (continued)

         Inventory

         Inventory is stated at the lower of first-in, first-out cost or market.

         Property and Equipment

         Property and equipment are stated at cost less accumulated depreciation. The cost and accumulated depreciation of property and equipment sold or retired are removed from the related account. Expenditures for repairs and maintenance are charged to expense as incurred, and renewals and improvements to property and equipment are capitalized.

         Depreciation

         Depreciation is provided on the straight-line method over the estimated useful lives as follows:

              Drilling rigs and equipment 5-10
              Transportation equipment 3-5
              Buildings 15
              Other equipment 3-10

         Management Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.


Note 2:  RELATED PARTY TRANSACTIONS

         The Company has purchased services related to drilling operations from a company in which the Company has an ownership interest. Services purchased from this entity amounted to approximately $3,000,000, $4,700,000 and $1,900,000 for the years ended December 31, 1996, 1995 and 1994, and $350,000 and $984,000 for the three months ended March 31, 1997 and 1996, respectively. Management believes these transactions were under terms no less favorable to the Company than those arranged with other parties.

                            WES-TEX DRILLING COMPANY

                         NOTES TO FINANCIAL STATEMENTS



Note 3:  MAJOR CUSTOMERS

         Customers comprising 10% or more of drilling revenue during the years ended December 31, 1996, 1995 and 1994 are as follows:

                                                 1996       1995       1994
                                                 ----       ----       ----
             Union Pacific Resources Company      29%        37%        22%
             Louis Dreyfus Natural Gas Company    13%        14%        13%


Note 4:  COMMITMENTS AND CONTINGENCIES

         The Company's drilling operations are subject to inherent risks, including blowouts, cratering, fire and explosions which could result in personal injury or death, suspend drilling operations, damage to or destruction of equipment and pollution or other environmental hazards. As a protection against these hazards, the Company maintains general liability insurance coverage of $1,000,000 per occurrence with $2,000,000 of aggregate and excess liability and umbrella coverages up to $20,000,000 per occurrence with a $20,000,000 aggregate. The Company believes it is adequately insured for public liability and property damage to others with respect to its drilling operations. However, such insurance may not be sufficient to protect the Company against liability for all consequences of well disasters, extensive fire damage or damage to the environment. The Company also carries insurance to cover physical damage to, or loss of, its rigs; however, it does not carry insurance against loss of earnings resulting from such damage or loss.

         The Company's lenders which have a security interest in the drilling rigs are named as loss payees on the physical damage insurance on such rigs. The Company has never been fined or incurred liability for pollution or other environmental damage in connections with its drilling operations.

         The Company is involved in various routine litigation incident to its business. In the Company's opinion, none of these proceedings will have a material adverse effect on the financial condition of the Company.


Note 5:  EMPLOYEES' RETIREMENT PLAN

         The Company has a defined contribution employee benefit plan available to substantially all employees. The plan provides for annual discretionary contributions to be determined by the Board of Directors of the Company. The participating employees make no contributions to the plan, and the Company may discontinue its contributions at any time. The Company made discretionary contributions to the Plan of $300,000, $0 and $300,000 for the years ended December 31, 1996, 1995 and 1994, respectively. The discretionary contributions are determined and recorded at year end.

         Effective January 1, 1993 the Company amended and restated its plan to incorporate 401 (k) Profit Sharing Plan provisions to the Plan.
         During the years ended December 31, 1996, 1995 and 1994 the Company made $66,572, $43,912 and $38,936 in employer matching contributions to the Plan. The cost of the discretionary contributions and employer matching contributions are allocated to drilling operations as a component of general and administrative expenses. The percentage allocated to drilling operations were 88.29%, 92.07% and 91.77% for the years ended December 31, 1996, 1995 and 1994 respectively. For the three months ended March 31, 1997 and 1996 the employer matching contributions were $29,105 and $11,666 respectively with 88.69% and 93.16% being allocated to drilling operations.

                            WES-TEX DRILLING COMPANY

                         NOTES TO FINANCIAL STATEMENTS



Note 6:  CONCENTRATIONS OF CREDIT RISK

         The Company is required by SFAS No. 105, "Disclosure of Information about Financial Instruments with Off- Balance-Sheet Risk and Financial Instruments with Concentrations of Credit Risk," to disclose significant concentrations of credit risk. Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of trade receivables and cash on deposit with financial institutions in excess of federal insurance coverage. The Company provides credit, in the normal course of business, to oil and gas related companies in the West Texas area. The Company performs ongoing credit evaluations of its customers and has not had any significant write-offs of accounts. Collateral for trade receivables is generally not required.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

    (b)   Pro forma financial information.

     Unaudited pro forma financial information as of March 31, 1997 and for the three months ended March 31, 1997 and the year ended December 31, 1996 are provided below. The unaudited financial information reflects adjustments necessary to give effect to the acquisition on June 12, 1997 by Patterson Drilling Company (the "Company"), a wholly-owned subsidiary of Patterson Energy, Inc., of the contract drilling assets of Wes-Tex Drilling Company ("Wes-Tex"). The unaudited pro forma balance sheet as of March 31, 1997 assumes the acquisition was completed at March 31, 1997 and the unaudited pro forma statements of income assume the acquisition was completed on January 1, 1996. The pro forma adjustments are based upon available information and certain assumptions the Company believes are reasonable. The unaudited pro forma financial information is not necessarily indicative of operating results that would have occurred had the acquisition been consummated on January 1, 1996, nor are they indicative of future operating results of the combined companies.

                             PATTERSON ENERGY, INC.
                            PRO FORMA BALANCE SHEET
                                 MARCH 31, 1997

                                  (Unaudited)
                                 (in thousands)

                                     ASSETS


                                                           Wes-Tex
                                               Patterson   Drilling
                                             Energy, Inc.  Company    Adjustments    Pro Forma
                                             ------------  --------   -----------    ---------
Current assets:
   Cash and cash equivalents ................   $ 35,415   $     --   $(19,000)(b)   $ 16,415
   Marketable securities ....................        543         --         --            543
   Inventory ................................         --        157       (157)(a)         --
   Accounts receivable:
      Trade .................................     23,802         --         --         23,802
      Oil and natural gas sales .............        973         --         --            973
   Costs of uncompleted drilling contracts
      in excess of related billings .........          6         --         --              6
   Deferred income taxes ....................      1,483         --         --          1,483
   Undeveloped oil and natural gas
      properties held for resale ............      4,907         --         --          4,907
   Other current assets .....................        303         --         --            303
                                                --------   --------   --------       --------
         Total current assets ...............     67,432        157    (19,157)        48,432
   Property and equipment, at cost, net .....     55,733      4,380     13,070(a)      73,183
   Intangible asset, net ....................         --         --     17,903(a)      17,903
   Deposits on worker's compensation
      insurance policy ......................        412         --         --            412
   Other ....................................        720         --         --            720
                                                --------   --------   --------       --------
         Total assets .......................   $124,297   $  4,537   $ 11,816       $140,650
                                                ========   ========   ========       ========


         The accompanying notes are an integral part of these unaudited pro forma financial statements.

                                  (continued)

                             PATTERSON ENERGY, INC.
                      PRO FORMA BALANCE SHEET - CONTINUED
                                 MARCH 31, 1997

                                  (Unaudited)
                                 (in thousands)

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                Wes-Tex
                                                    Patterson   Drilling
                                                  Energy, Inc.  Company    Adjustments    Pro Forma
                                                  ------------  --------   -----------    ---------
Current liabilities:
  Current maturities of note payable .............   $     --   $     --   $    323(b)    $    323
   Accounts payable:
     Trade .......................................      9,890         --        190(b)      10,080
     Revenue distribution ........................      3,246         --         --          3,246
     Other .......................................      1,523         --         --          1,523
   Accrued expenses ..............................      2,534         --         --          2,534
                                                     --------   --------   --------       --------
             Total current liabilities ...........     17,193         --        513         17,706
Deferred income taxes ............................        513         --         --            513
Deferred liabilities .............................        707         --         --            707
Notes payable, less current maturities ...........         --         --      5,677(b)       5,677
                                                     --------   --------   --------       --------
             Total liabilities ...................     18,413         --      6,190         24,603
                                                     --------   --------   --------       --------

Commitments and contingencies ....................         --         --         --             --

Stockholders' equity:
   Preferred stock - par value $.01; authorized
     1,000,000 shares, no shares issued ..........         --         --         --             --
   Common stock - par value $.01; authorized
     9,000,000 shares with 7,353,657 issued and
     outstanding at March 31, 1997 ...............         71         --          3(b)          74
   Additional paid-in capital ....................     82,099         --     10,160(b)      92,259
   Retained earnings .............................     23,714         --         --         23,714
   Assets acquired ...............................         --      4,537     (4,537)(a)         --
                                                     --------   --------   --------       --------
             Total stockholders' equity ..........    105,884      4,537      5,626        116,047
                                                     --------   --------   --------       --------
             Total liabilities and
                stockholders' equity .............   $124,297   $  4,537   $ 11,816       $140,650
                                                     ========   ========   ========       ========




             The accompanying notes are an integral part of these
                   unaudited pro forma financial statements.

                             PATTERSON ENERGY, INC.
                         Pro Forma Statement of Income
                      For the year ended December 31, 1996

                                  (Unaudited)
                     (in thousands, except per share data)

                                                          Wes-Tex
                                            Patterson     Drilling
                                           Energy, Inc.   Company      Adjustments     Pro Forma
                                           ------------   ---------    -----------     ---------
Operating revenues:
    Drilling .............................   $  73,590    $  47,010    $     848(d)    $ 121,448
    Oil and natural gas sales ............       8,299           --           --           8,299
    Well operation fees ..................       1,499           --           --           1,499
    Other ................................         320           --           --             320
                                             ---------    ---------    ---------       ---------
                                                83,708       47,010          848         131,566
                                             ---------    ---------    ---------       ---------
Operating costs and expenses:
    Direct drilling costs ................      59,564       40,409          878(d)      100,851
    Lease operating and production .......       2,012           --           --           2,012
    Impairment of oil and natural gas
      properties .........................         549           --           --             549
    Exploration costs ....................         466           --           --             466
    Dry holes and abandonments ...........         987           --           --             987
    Depreciation, depletion and
        amortization .....................       9,960        1,588        1,956(c)       13,504
    General and administrative expense ...       5,416        2,337           --           7,753
                                             ---------    ---------    ---------       ---------
                                                78,954       44,334        2,834         126,122
                                             ---------    ---------    ---------       ---------
Operating income .........................       4,754        2,676       (1,986)          5,444
                                             ---------    ---------    ---------       ---------
Other income (expense):
    Net gain on sale of assets ...........         546           --           --             546
    Interest income ......................         478           --           --             478
    Interest expense .....................      (1,612)          --         (497)(c)      (2,109)
    Non-recurring acquisition costs ......      (2,268)          --           --          (2,268)
    Other ................................         119           --           --             119
                                             ---------    ---------    ---------       ---------
                                                (2,737)          --         (497)         (3,234)
                                             ---------    ---------    ---------       ---------
Income before income taxes ...............       2,017        2,676       (2,483)          2,210
                                             ---------    ---------    ---------       ---------
Income tax expense (benefit):
    Current ..............................         174           --           --             174
    Deferred .............................      (2,428)          --           69(c)       (2,359)
                                             ---------    ---------    ---------       ---------
                                                (2,254)          --           69          (2,185)
                                             ---------    ---------    ---------       ---------
Net income ...............................   $   4,271    $   2,676    $  (2,552)      $   4,395
                                             =========    =========    =========       =========
Net income per common share:
    Primary ..............................   $    0.43          N/A          N/A       $    0.42
                                             =========    =========    =========       =========
    Fully diluted ........................   $    0.43          N/A          N/A       $    0.41
                                             =========    =========    =========       =========
Weighted average number of common
    shares outstanding:
    Primary ..............................       9,906          N/A          566(b)       10,472
                                             =========    =========    =========       =========
    Fully diluted ........................      10,042          N/A          566(b)       10,608
                                             =========    =========    =========       =========




             The accompanying notes are an integral part of these
                   unaudited pro forma financial statements.

                             PATTERSON ENERGY, INC.
                         PRO FORMA STATEMENT OF INCOME
                   FOR THE THREE MONTHS ENDED MARCH 31, 1997

                                  (Unaudited)
                     (in thousands, except per share data)

                                                          Wes-Tex
                                            Patterson     Drilling
                                           Energy, Inc.   Company      Adjustments     Pro Forma
                                           ------------   ---------    -----------     ---------
Operating revenues:
    Drilling .............................   $  27,564    $  11,793    $    (598)(d)   $  38,759
    Oil and natural gas sales ............       2,633           --           --           2,633
    Well operation fees ..................         407           --           --             407
    Other ................................          37           --           --              37
                                             ---------    ---------    ---------       ---------
                                                30,641       11,793         (598)         41,836
                                             ---------    ---------    ---------       ---------
Operating costs and expenses:
    Direct drilling costs ................      22,320       10,091         (589)(d)      31,822
    Lease operating and production .......         517           --           --             517
    Impairment of oil and natural gas
      properties .........................         150           --           --             150
    Exploration costs ....................         159           --           --             159
    Dry holes and abandonments ...........         223           --           --             223
    Depreciation, depletion and
        amortization .....................       3,295          346          540(c)        4,181
    General and administrative expense ...       1,337          664           --           2,001
                                             ---------    ---------    ---------       ---------
                                                28,001       11,101          (49)         39,053
                                             ---------    ---------    ---------       ---------
Operating income .........................       2,640          692         (549)          2,783
                                             ---------    ---------    ---------       ---------
Other income (expense):
    Net gain on sale of assets ...........         135           --           --             135
    Interest income ......................         284           --           --             284
    Interest expense .....................        (483)          --         (124)(c)        (607)
    Other ................................          19           --           --              19
                                             ---------    ---------    ---------       ---------
                                                   (45)          --         (124)           (169)
                                             ---------    ---------    ---------       ---------
Income before income taxes ...............       2,595          692         (673)          2,614
                                             ---------    ---------    ---------       ---------
Income tax expense:
    Current ..............................         497           --            7(c)          504
    Deferred .............................         458           --           --             458
                                             ---------    ---------    ---------       ---------
                                                   955           --            7             962
                                             ---------    ---------    ---------       ---------
Net income ...............................   $   1,640    $     692    $    (680)      $   1,652
                                             =========    =========    =========       =========
Net income per common share:
    Primary ..............................   $    0.12          N/A          N/A       $    0.12
                                             =========    =========    =========       =========
    Fully diluted ........................   $    0.12          N/A          N/A       $    0.12
                                             =========    =========    =========       =========
Weighted average number of common
    shares outstanding:
    Primary ..............................      13,208          N/A          566(b)       13,774
                                             =========    =========    =========       =========
    Fully diluted ........................      13,208          N/A          566(b)       13,774
                                             =========    =========    =========       =========




             The accompanying notes are an integral part of these
                  unaudited pro forma financial statements.

                             PATTERSON ENERGY, INC.
                NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS

1.   BASIS OF PRESENTATION

          On June 12, 1997, the Company consummated an acquisition to purchase the contract drilling assets of Wes-Tex Drilling Company ("Wes-Tex"), a privately-held, non-affiliated company based in Abilene, Texas, for a purchase price of approximately $35.4 million; consisting of $25 million in cash, 283,000 shares of the Company's common stock, $0.01 par value, (valued at $31.50 per share), a three-year stock purchase warrant (valued at $6.24 per share) to purchase 200,000 additional shares of Patterson common stock at an exercise price of $32 per share and approximately $190,000 of other direct costs incurred relative to the transaction. The acquisition was funded using $19 million of the Company's cash on hand and $6 million provided by an existing $30 million line of credit. The assets acquired consist of 21 fully operable drilling rigs, all related rolling stock and a shop and yard. The Company did not assume any liabilities of Wes-Tex.

          The unaudited pro forma financial information reflects adjustments necessary to give effect to the acquisition on June 12, 1997 by Patterson Drilling Company (the "Company"), a wholly-owned subsidiary of Patterson Energy, Inc., of the contract drilling assets of Wes-Tex Drilling Company ("Wes-Tex"), as described above. The unaudited pro forma balance sheet as of March 31, 1997 assumes the acquisition was completed at March 31, 1997 and the unaudited pro forma statements of income assume the acquisition was completed on January 1, 1996.

          The pro forma adjustments are based upon available information and certain assumptions the Company believes are reasonable. The unaudited pro forma financial information is not necessarily indicative of operating results that would have occurred had the acquisition been consummated on January 1, 1996, nor are they indicative of future operating results of the combined companies.

          The contract drilling revenue and direct operating expenses of Wes-Tex presented herein only include the revenues and expenses directly associated with the drilling operations of Wes-Tex, as well as the general and administrative expense allocated to such drilling activities. General and administrative expenses were allocated proportionately based on revenues contributed by the drilling and oil and gas production operations of Wes-Tex. Management believes that this is a reasonable basis to allocate general and administrative expenses.

          The effects of a two-for-one stock split, authorized by Patterson's Board of Directors on July 1, 1997, have been reflected in the Company's earnings per share and weighted average number of common shares outstanding for all periods presented.

2.   PERIODS PRESENTED

          The unaudited pro forma balance sheet and statement of income as of and for the three months ended March 31, 1997 was prepared using the unaudited consolidated financial statements for the quarterly period ended March 31, 1997 of Patterson Energy, Inc. as reported under Form 10-Q and the unaudited Statement of Assets Acquired and the unaudited Statement of Direct Drilling Revenue and Direct Operating Expenses of Wes-Tex for the period ended March 31, 1997, as filed herewith as Item 7. (a) of this report. The unaudited pro forma statement of income for the year ended December 31, 1996 was prepared using the audited consolidated financial statement of income for the year ended December 31, 1996 of Patterson Energy, Inc. as reported under Form 10-K and the audited Statement of Direct Drilling Revenue and Direct Operating Expenses of Wes-Tex for the year ended December 31, 1996, as filed herewith as Item 7. (a) of this report.



                                  (continued)

                             PATTERSON ENERGY, INC.
          NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS - CONTINUED

3.   PRO FORMA ADJUSTMENTS

          a. The following pro forma adjustment reflects the allocation, based on the estimated fair values, of the purchase price of approximately $35.4 million, as well as the elimination of the related book values of the assets acquired (thousands):

                                    ALLOCATION OF   CARRYING
        ACCOUNT DESCRIPTION        PURCHASE PRICE     VALUE       ADJUSTMENT
     ------------------------------------------------------------------------
     Inventory ....................     $    --        $  157     $   (157)
     Property and equipment .......      17,450         4,380       13,070
     Intangible assets:
       Goodwill ...................      16,629            --       16,629
       Covenants not to compete ...       1,274            --        1,274
     Assets acquired ..............          --         4,537       (4,537)

          The purchase price allocation as detailed above is preliminary in nature and subject to change.

          b. The following pro forma adjustment reflects the related funding of the acquisition discussed above (in thousands):



                         ACCOUNT DESCRIPTION                ADJUSTMENT
                   ------------------------------------------------------
                   Cash and cash equivalents ...........      $ (19,000)
                   Draw down on line of credit .........          6,000
                   Accrued expenses ....................            190
                   Common stock ........................              3
                   Additional paid-in capital ..........         10,160


          c. Depreciation and amortization expense, interest expense and income tax expense were adjusted to reflect increases resulting from the acquisition of the contract drilling assets of Wes-Tex. Depreciation expense was determined on a straight line basis using depreciable lives consistent with those historically used by the Company. Amortization expense was determined on a straight line basis over five and fifteen years for the covenants not to compete and goodwill, respectively. The related expense accounts were increased as follows (in thousands):


                                        THREE MONTHS ENDED       YEAR ENDED
           ACCOUNT DESCRIPTION            MARCH 31, 1997      DECEMBER 31, 1996
     ---------------------------------------------------------------------------
     Depreciation and amortization .....         $ 540                $ 1,956
     Interest expense ..................           124                    497
     Income tax expense ................             7                    204

          d. Contract drilling revenues and direct contract drilling costs were adjusted to convert Wes-Tex's methodology of accounting for wells in progress from the completed contract method for day work and footage drilling arrangements to the percentage-of-completion method.

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             PATTERSON ENERGY, INC.




Date:  August 12, 1997                        /s/  James C. Brown
                                             ---------------------------------
                                             James C. Brown
                                             Vice President-Finance